EX-16
               LETTER ON CHANGE IN CERTIFYING ACCOUNTANT


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Avery Sports Turf, Inc. (the "Company") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A amendment no. 1 report dated August 21, 2002. We agree with the statements concerning our Firm in such Form 8-K/A amendment no. 1.

Very truly yours,


/s/  Feldman Sherb & Co., P.C.
Feldman Sherb & Co., P.C.
New York, New York
August 21, 2002